EXHIBIT 99.1                                EcoSmart’s audited financial statements for the period from January 20, 2012 (inception) to December 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Ecosmart Surface & Coatings Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Ecosmart Surface & Coatings Technologies, Inc. as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2013 and for the period from January 20, 2012 (inception) through December 31, 2012. Ecosmart Surface & Coatings Technologies, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of Ecosmart Surface & Coatings Technologies, Inc.’s internal control over financial reporting as of December 31, 2013 and, accordingly, we do not express an opinion thereon.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ecosmart Surface & Coatings Technologies, Inc. as of December 31, 2013 and 2012, and the results of its operations and cash flows for the year ended and for the period from January 20, 2012 (inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has a working capital deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By: __________________________
D. Brooks and Associates CPA’s, P.A
West Palm Beach, FL
July 23, 2014

ECOSMART SURFACE AND COATING TECHNOLOGIES, INC.

FROM INCEPTION

JANUARY 20, 2012

THROUGH

DECEMBER 31, 2013

ECOSMART SURFACE AND COATING TECHNOLOGIES, INC.
Financial Statements
(Expressed in U.S. Dollars)

TABLE OF CONTENTS

Page No.
Item 1.	Financial Statements:
	Independent Auditor's Report	1
	Consolidated Balance Sheets – December 31, 2013 and December 31, 2012	F-2
	Consolidated Statements of Operations – For the year ended December 31, 2013 and the periods from January 20, 2012 (inception) through December 31, 2012	F-3
	Consolidated Statements of Changes in Stockholders’ Equity – For the Periods January 20, 2012 (inception) Through December 31, 2013	F-4
	Consolidated Statements of Cash Flows – For the Year Ended December 31, 2013 and the periods from January 20, 2012 (inception) through December 31, 2012	F-5
	Notes to Consolidated Financial Statements	F-6

ECOSMART SURFACE AND COATING TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	As of December 31, 2013	As of December 31, 2012
ASSETS
CURRENT ASSETS
Cash	$200	$	---
Accounts receivable	2,928		---
Inventory	71,919		56,793
TOTAL CURRENT ASSETS	75,047		56,793
PROPERTY AND EQUIPMENT, NET	62,827		68,037
INTANGIBLE ASSETS, NET	496,062		484,235
TOTAL ASSETS	$633,936		$609,065

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	32,686		34,298
Convertible note payable	250,000		250,000
Note payable – related parties	239,000		239,000
Derivative liability	250,000		250,000
TOTAL CURRENT LIABILITIES	771,686		773,298
COMMITMENTS AND CONTINGENCIES (NOTE 9)	---		---
STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 500,000,000 shares authorized; 7,280,000 and 6,000,000 shares issued and outstanding respectively	728		600
Additional paid in capital	1,462,199		818,556
Accumulated deficit	(1,600,677)		(983,389)
TOTAL STOCKHOLDERS' DEFICIT	(137,750)		(164,233)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$633,936		$609,065

The accompanying notes are an integral part of the consolidated financial statements

ECOSMART SURFACE AND COATING TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Twelve Months Ended December 31, 2013	For the Period January 20, 2012 (inception) Through December 31, 2012
REVENUE
Total revenue	$158,093	$60,952
COSTS OF GOODS
Total costs of goods	100,229	27,923
GROSS PROFIT	57,864	33,029
OPERATING EXPENSES
Compensation	357,234	290,943
Product development costs	85,844	180,449
Rent or lease of buildings	54,500	65,000
General and administrative	84,575	164,495
Total operating expenses	582,153	700,887
LOSS FROM OPERATIONS	(524,289)	(667,858)
OTHER EXPENSES
Amortization	48,173	45,665
Bad Debt	7,242	---
Depreciation	12,582	11,533
Interest	25,000	258,333
Total other expenses	92,997	315,531
NET LOSS BEFORE PROVISION FOR INCOME TAXES	(617,286)	(983,389)
PROVISION FOR INCOME TAXES	---	---
NET LOSS	$(617,286)	$(983,389)

Basic and diluted loss per share	$(0.10)	$(0.16)

Weighted average shares outstanding	6,247,452	6,000,000

The accompanying notes are an integral part of the consolidated financial statements

ECOSMART SURFACE AND COATING TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Shares	Amount		Additional Paid In Capital		Accumulated Deficit	Total Stockholders’ Deficit

Balance at January 20, 2012 (inception)	---	$	---	$	---	---	$	---
Issuance of Common Stock for Acquisition of Intangible Assets	6,000,000		600		599,400	---		600,000
Contributed Capital - Parent	---		---		219,156	---		219,156
Net Loss Period Ended December 31, 2012	---		---		---	(983,389)		(983,389)
Balance at December 31, 2012	6,000,000		600		818,556	(983,389)		(164,233)
Issuance of Common Stock for Acquisition of Intangible Assets	1,200,000		120		59,880	---		60,000
Issuance of Common Shares - Private Investors	80,000		8		19,992			20,000
Contributed Capital - Parent	---		---		563,771	---		563,771
Net Loss Year Ended December 31, 2013	---		---		---	(617,286)		(617,286)
Balance at December 31, 2013	7,280,000		$728		$1,462,199	$(1,600,677)		(137,750)

The accompanying notes are an integral part of the consolidated financial statements

ECOSMART SURFACE AND COATING TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31, 2013		For the Period From January 20, 2012 (inception) Through December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss		$(617,286)		$(983,389)
Adjustments to reconcile net loss to cash used in operations:
Depreciation		12,582		11,533
Amortization		48,173		45,665
Derivative expense		---		250,000
Bad debt expense		7,242		---
Changes in operating assets and liabilities:
Increase in accounts receivable		(10,172)		---
Increase in inventory		(15,126)		(49,601)
Increase in accounts payable and accrued expenses		(1,612)		34,298
Net cash used in operations		(576,199)		(691,494)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property equipment		(7,372)		(16,662)
Net cash in investing activities		(7,372)		(16,662)
CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock		20,000		---
Proceeds from issuance of convertible note		---		250,000
Proceeds from issuance of notes payable - related parties		---		239,000
Net payment of expenses by Parent		563,771		219,156
Net cash provided by financing activities		583,771		708,156
NET INCREASE IN CASH		200		---
Cash at Beginning of Period		---		---
Cash at End of Period		$200	$	---

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Interest paid		$25,000		$6,250
Income taxes paid	$	---	$	---

SCHEDULE OF NONCASH INVESTING ACTIVITIES
Acquisition of assets with issuance of common stock:
Fair value of consideration		$60,000		$600,000
Inventory		---		(7,192)
Property and equipment		---		(62,908)
Intangible assets		(60,000)		(529,900)
Net cash acquired	$	---	$	---

The accompanying notes are an integral part of the consolidated financial statements

ECOSMART SURFACE AND COATING TECHNOLOGIES, INC.
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

EcoSmart Surface Technologies

On January 20, 2012, EcoSmart Surface Technologies, Inc. (a Florida Corporation) was formed as a wholly owned subsidiary of The Renewable Corporation ("Parent") to manufacture and distribute a newly developed and customized, extremely durable flooring system that is applied with a patented process. With this system, a completely different looking floor can be applied over most existing hard flooring surfaces. The system can replicate the appearance of a variety of traditional substances, such as wood and stone, using an environmentally friendly technique, and can include decorative elements such as logos or other inlaid artwork that is sealed into the polymer finish coating.

EcoSmart Coating Technologies

On January 20, 2012, EcoSmart Coating Technologies, Inc. (a Florida Corporation) was formed as a wholly owned subsidiary of the Parent to manufacture and distribute a portfolio of nano-technology glass coatings applicable to virtually every industry for corrosion protection, self-cleaning, self-sterilization, slip resistance, chemical resistance, anti-graffiti, energy and cosmetic improvement. The coatings can be used on virtually any surface thereby creating the proprieties of a glass surface, no matter what is coated. The coatings are particularly suited for the flooring, automotive, marine, medical, home, and industrial applications.

EcoSmart Surface and Coating Technologies, Inc.

On September 18, 2012, the Company filed an Amendment with the State of Florida merging both companies, EcoSmart Surface Technologies, Inc. and EcoSmart Coating Technologies, Inc. and changed the company name to EcoSmart Surface and Coating Technologies, Inc. (the "Company").

Basis of Presentation

The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America and are expressed in U.S. dollars.

Consolidation Policy

From the January 20, 2012 (inception) through September 18, 2012, the consolidated financial statements include the accounts of EcoSmart Surface Technologies, Inc. and EcoSmart Coating Technologies, Inc., both of which were wholly owned subsidiaries of the Parent.  Since the merger of these entities on September 18, 2012, these financial statements included the accounts of the merged entity.  All intercompany balance and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The Company's significant estimates include the valuation of equity-based consideration and of derivative liability.

Intangible Assets

The Company’s intangible assets consist of patents and patents pending acquired from third parties, and are recorded at cost.

The Company amortizes the costs of its intangible assets over their estimated useful lives unless such lives of approximately 11 years. Patents pending are not amortized until the patents are issued. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values. Intangible assets with indefinite lives are tested for impairment, at least annually, and written down to fair value as required. At December 31, 2013 and 2012, the Company had no impaired carrying value of its intangible assets.  Activity related to intangible assets for the period from January 20, 2012 (inception) through December 31, 2012 and the year ended December 31, 2013, is as follows:

Balance at January 20, 2012 (inception)	$	---
Additions		529,900
Amortization		(45,665)
Balance at December 31, 2012		484,235
Additions		60,000
Amortization		(48,173)
Balance at December 31, 2013		$496,062

Future amortization of intangible assets as of December 31, 2013 is as follows:

Year Ending December 31,
2014	$48,173
2015	48,173
2016	48,173
2017	48,173
2018	48,173
Thereafter	240,865
$496,062

Revenue Recognition

The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, “Revenue Recognition.”SAB 104 clarifies application of U.S. generally accepted accounting principles to revenue transactions. Under certain circumstances, the Company recognizes revenue in accordance with the provisions of Statement of Financial Accounting Standards No. 139 and American Institute of Certified Public Accountants Statement of Position 00-2 (collectively referred to as “SOP 00-2”). The Company recognizes revenue when the earnings process is complete. That is, when the arrangements of the goods are documented, the pricing becomes final and collectability is reasonably assured. An allowance for bad debt is provided based on estimated losses.

Revenue is recognized when a product is delivered or shipped to the customer and all material conditions relating to the sale have been substantially performed.

For revenue received in advance for goods, the Company records a current liability classified as either deferred revenue or customer deposits. For the periods ended December 31, 2013 and 2012, there were no deferred revenues.

Shipping and Handling

Shipping and handling costs are included in cost of sales on the accompanying consolidated financial statements.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740-10, Income Taxes. The Company recognizes deferred tax assets and liabilities to reflect the estimated future tax effects, calculated at the tax rate expected to be in effect at the time of realization. The Company records a valuation allowance related to a deferred tax asset when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. The Company classifies interest and penalties as a component of interest and other expenses. To date, the Company has not been assessed, nor has the Company paid, any interest or penalties.

The Company measures and records uncertain tax positions by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized. All of the Company’s tax years remain subject to examination by federal and state tax jurisdictions.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, "Earnings per Share." Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. There were no potentially dilutive securities from January 20, 2012 (inception) through December 31, 2013.

Emerging Growth Company - Critical Accounting Policy Disclosure

We qualify as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company's financial position or statements.

Fair Value of Financial Instruments

Fair value measurements are determined under a three-level hierarchy for fair value measurements that prioritizes the inputs to valuation techniques used to measure fair value, distinguishing between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (“observable inputs”) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (“unobservable inputs”). Fair value is the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company primarily uses prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”). The Company also considers the impact of a significant decrease in volume and level of activity for an asset or liability when compared with normal activity to identify transactions that are not orderly.

The highest priority is given to unadjusted quoted prices in active markets for identical assets (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Securities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The three hierarchy levels are defined as follows:

Level 1 – Quoted prices in active markets that is unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

Credit risk adjustments are applied to reflect the Company’s own credit risk when valuing all liabilities measured at fair value. The methodology is consistent with that applied in developing counterparty credit risk adjustments, but incorporates the Company’s own credit risk as observed in the credit default swap market.

The Company's financial instrument that is adjusted to fair value at each balance sheet date consists of a derivative liability related to the conversion feature embedded in convertible debt. The Company’s derivative liability resulting from the issuance of convertible debt is reflected at fair value based on the terms of conversion which results in fair value approximating intrinsic value, which is consistent with level 3 inputs. See Note 4.

The following table represents the Company’s financial instrument that is measured at fair value on a recurring basis as of December 31 and December 31, 2012 for each fair value hierarchy level:

December 31, 2013	Derivative Liability
Level I	$—
Level II	$—
Level III	$250,000
December 31, 2012
Level I	$—
Level II	$—
Level III	$250,000

The carrying amount of the Company’s accounts payable and accrued expenses, notes payable to related parties and convertible note payable approximate fair value due to their short term.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Inventory

The Company’s inventories are recorded at the lower of cost or market using the first in, first out method. As of December 31, 2013 and 2012, the Company’s inventory consisted of raw materials and packaging materials.

	December 31, 2013	December 31, 2012

Raw Materials	$47,855	$47,855
Finished Goods	24,064	8,938
Total	$71,919	$56,793

Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed using the straight-line method based on the estimated useful lives generally ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the useful life of the asset or the remaining term of the lease. Expenditures for maintenance and repairs are expensed as incurred.

NOTE 2 - ACQUISITION OF ASSETS AND PROPRIETARY TECHNOLOGIES

On January 20, 2012, the Parent executed an Asset Purchase Agreement with SMT Manufacturing, Inc. of Palm Coast, Florida.

The Assets acquired included a patent, a patent pending, trade secret technology, instructions, manuals and applicable materials on certain manufacturing processes, know-how, scientific testing equipment, warehouse equipment, shelving and shop supplies.

As consideration for the acquisition, the Parent issued of 6,000,000 restricted shares of its common stock to owners of the Assets. The Parent recorded the acquisition of the assets at the fair value of its common stock, or $600,000, based on recent sales of common stock.  The Parent allocated the purchase consideration to the acquired assets as follows:

Fair Value of Consideration	$600,000
Inventory	(7,192)
Property and Equipment	(62,908)
Intangible assets	$(529,900)

In connection with the acquisition, the Company issued 6,000,000 shares of common stock to the Parent. On October 14, 2013, the Parent acquired certain intellectual property assets from MRP, LLC in exchange for 3,000,000 shares of common stock and 3,000,000 shares of preferred stock of the Parent. The assets were valued at $0.01 per share for a total of $60,000 based on quoted prices for the Parent's common stock as of the date of the acquisition. Assets included trade secret technology, instructions, manuals and applicable materials on certain manufacturing processes.

In connection with the acquisition, the Company issued 1,200,000 shares of common stock to the Parent.

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated minor revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. At December 31, 2013, the Company has a working capital deficit of $696,639, limited cash resources and will likely require new financing, either through issuing shares or debt, to continue the development of its business. Management intends to offer additional common stock; however, there can be no assurance that management will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable.

These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

NOTE 4 – CONVERTIBLE NOTE PAYABLE

On July 31, 2012, the Parent Company entered into one 10% interest bearing convertible debenture with a third party. As a condition of closing the proposed merger transaction, this note was assigned to the Company. The debenture has no due date assigned however includes a “demand” redemption or conversion feature available to the Holder. Interest is paid quarterly. No principle payments have been made on this debenture. The debenture is convertible to common stock of the Parent at a rate of 50% of the average of the previous 10 days “Ask Price” of common shares of the Parent at a rate of 50% of the average of the previous 10 day's "Ask Price" of common stock of the Parent.

The balance of the note as of December 31, 2013 and 2012 totaled $250,000.

The Company incurred interest expense related to the stated rate of the convertible note totaling $25,000 and $8,333 for the year ended December 31, 2013, and the period from inception through December 31, 2012, respectively, of which $2,083 is included in accounts payable and accrued expense as of December 31, 2013 and 2012. The maturity date was extended to December 31, 2014. See note 11.

The Company has determined that the conversion feature of the Note represents an embedded derivative since the Note is convertible into a variable number of shares upon conversion. Accordingly, the Note is not considered to be conventional debt under EITF 00-19 and the embedded conversion feature must be bifurcated from the debt host and accounted for as a derivative liability. Accordingly, the fair value of this derivative instrument has been recorded as a liability of $250,000 on the balance sheet with the corresponding amount recorded as interest expense since the note is due on demand.  Because of the terms of conversion, the fair value of the conversion feature approximates fair value.

NOTE 5 – NOTES PAYABLE – RELATED PARTIES

On August 3, 2013, the Parent Company has entered into non-interest bearing promissory notes with related parties. As a condition of closing the proposed merger transaction, these notes were assigned to the Company. The notes are due on demand and totaled $239,000 as of December 31, 2013 and 2012. No principle payments have been made on this note.

NOTE 6 – INCOME TAXES

The provision (benefit) for income taxes consists of the following:

	Year Ended December 31,2013		Period from January 20, 2012 (inception) Through December 31, 2012

Current
Federal	$	---	$	---
State		---		---
Deferred
Federal		(209,877)		(334,352)
State		(22,840)		(36,385)
Change in valuation allowance		232,717		370,738
	$	---	$	---

The Company’s income tax rate computed at the statutory federal rate of 34% differs from its effective tax rate primarily due to state taxes and the change in the deferred tax asset valuation allowance.

	Year Ended December 31,2012	Period from January 20, 2012 (inception) Through December 31, 2011

Income tax at statutory rate	34.00%	34.00%
State income taxes, net of federal benefit	3.70	3.70
Change in valuation allowance	(37.70)	(37.70)
Total	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  In assessing the reliability of deferred tax assets, Management evaluates whether it is more likely than not that some portion or all of its deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.  Based on Management’s evaluation, the net deferred tax asset was offset by a full valuation allowance in all periods presented.  The Company’s deferred tax asset valuation allowance will be reversed if and when the Company generates sufficient taxable income in the future to utilize the tax benefits of the related deferred tax assets.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and tax liabilities are as follows:

	December 31,
	2013		2012
Net operating loss		$603,454		$370,738
Less: valuation allowance		(603,454)		(370,738)
Net deferred tax asset	$	---	$	---

As of December 31, 2013 the Company had a net operating loss carry-forward of approximately $1,601,000 which may be used to offset future taxable income and begins to expire in 2032.

NOTE 7 – SALES CONCENTRATION

During the period from January 20, 2012 (inception) through December 31, 2012, and the year ended December 31, 2013, the Company generated a significant portion of its revenues from certain customers as follows:

Customer	2013	Accounts Receivable at December 31, 2013		2012
A	16.5%	$	---	12.1%
B	13.7%	$	---	0.0%
C	13.2%	$	---	0.0%
D	10.5%	$	---	0.0%
E	3.8%	$	---	17.2%
F	0.0%	$	---	34.5%
G	0.0%	$	---	10.5%

For the year ended December 31, 2013, the Company’s revenues were approximately 70% attributable to sales within the specialty coatings division and approximately 30% attributable to sales within the specialty surfacing division. For the period from January 20, 2012 (inception) through December 31, 2012, these revenue percentages were approximately 63% and 37% respectively. In the future, we would anticipate that the majority of our revenues are derived from the specialty coatings division.

Also for the year ended December 31, 2013 and the period from January 20, 2012 (inception) through December 31, 2012, the Company’s significant product and chemical raw material purchases were as follows:

Vendor	% to Total Products
	2013	2012
A	30.57%	7.28%
B	12.95%	27.01%
C	12.42%	2.16%
D	0.15%	14.23%

We currently have no long-term written agreements with any of these suppliers. The payment terms are generally net 30 days, and we are not substantially dependent upon any one or more of them; all are easily replaceable with any locally available supplier.

NOTE 8 – STOCKHOLDERS’ DEFICIT

Common Stock

On January 21, 2012, the Company issued 6,000,000 shares of its common stock to the Parent in connection with its acquisition of assets.  See Note 2.

On October 14, 2013, the Company issued 1,200,000 shares of its common stock to the Parent in connection with its acquisition of intellectual property.  See Note 2.

Capital Contributions
During the period from inception through December 31, 2012, the Parent made net advances to the Company totaling $219,156, which were recorded as additional paid in capital.

During the year ended December 31, 2013, the Parent made net advances to the Company totaling $556,271, which were recorded as additional paid in capital.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Significant Contractual Agreements

Executive Office and Manufacturing Facility Lease

On February 1, 2012, the Company entered into a one-year office building lease for its corporate headquarters located in Lake Park, Florida. The lease terms include: (i) monthly rent commencing on February 1, 2012 in the amount of $5,000 including sales tax; (ii) option for two year extension on the lease and (iii) the company agreed to incur the cost of build-out and partitioning of the space. On December 1, 2012 and effective February 1, 2013, the Company executed a renewal of its current occupancy lease. New terms include: an expansion of space from the current 5,000 sq. ft. to 8,560 sq. ft. including 20 parking spaces and six restroom facilities; Two year term ending January 31, 2015 with an option to renew for an additional two years at the then current occupancy rates; rent including related sales and use taxes of $7,000 per month; Company to pay all utilities, repairs and maintenance.

Rent expenses for the year ended December 31, 2013 and the period of inception through December 31, 2012 totaled $54,500 and $65,000 respectively.

At January 20, 2012, in conjunction with the SMT Asset Acquisition, the Company agreed to pay a limited royalty in the amount of $2,500,000. The royalty is calculated on gross product sales (revenue) from EcoSmart product sales at a rate of two percent (2.0%) not to exceed a total of $2,500.000.

The Company has accrued the royalty payments in the amount of $4,381 and $1,219 as of December 31, 2013 and December 31, 2012, respectively.

Settlement Agreement

In July 2013, the Company was subject to litigation initiated by a provider of Human resource services, which claimed it was owed $27,885 for services provided to the Company during the period from January 20, 2012 (inception) through December 31, 2012.  In August 2013, the Company entered into a settlement agreement providing for the payment of $21,927, payable in monthly installments of $2,500 from September 2013 through May 2014, including interest at an annual rate of 4.75%.  As of December 31, 2013 and 2012, the $17,003 and $27,885, is included in accounts payable and accrued expenses.

NOTE 10 – RELATED PARTY TRANSACTIONS

The Company’s Parent has incurred expenses on behalf of the Company.  See Note 7.

The Company has assumed notes payable to a stockholder.  See Note 5.

The Company has entered in a royalty agreement with a stockholder.  See Note 9.

NOTE 11 – SUBSEQUENT EVENTS

The Company has assessed subsequent events through July 22, 2014, which was the date the financial statements were available to be issued.

On January 23, 2014, The Company and the Parent Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Findex.com (FIND), an over-the-counter publicly traded Nevada corporation. Pursuant to the Merger Agreement, The Company and The Parent Company have agreed to enter into a series of transactions including a statutory merger (the “Transaction”) pursuant to which The Parent Company and the EcoSmart shareholders will receive what will amount to approximately eight percent (70%) of FIND common stock in exchange for all of the issued and outstanding capital stock of EcoSmart.

From January 2014 through July 22, 2014, the Company sold 1,896,175 shares of common stock for net proceeds of $552,100.

In June 2014, the holder of the Company’s $250,000 convertible note agreed to extend its maturity date to December 31, 2014 and allow the assignment of the note from the Parent to the Company.  As consideration for the amendment, the Company agreed to issue to the convertible not holder, 750,000 shares of the Company’s common stock.